Exhibit 10.5

CORRESPONDENT SELLING AGENT AGREEMENT

World Monitor Trust III

(A Delaware Statutory Trust)

Units of Beneficial Interest

Preferred Investment Solutions Corp.

Managing Owner

Kenmar Securities Inc.

Selling Agent

[Name of Correspondent Selling Agent]

Correspondent Selling Agent

Dated [Date]

WORLD MONITOR TRUST III

CORRESPONDENT SELLING AGENT AGREEMENT

World Monitor Trust III

(A Delaware Statutory Trust)

Units of Beneficial Interest

CORRESPONDENT SELLING AGENT AGREEMENT

[Date]

[Name of Correspondent Selling Agent]

[Address]

[Address]

Dear Sir:

Preferred Investment Solutions Corp., a Delaware corporation (the “Managing Owner”), has caused the formation, on September 28, 2004, of a statutory trust pursuant to the Delaware Statutory Trust Act (the “Delaware Act”) under the name, World Monitor Trust III (the “Trust”), for the purposes of engaging in the speculative trading of commodity futures and forward contracts, commodity options and other commodity interests. Wilmington Trust Company, a Delaware banking company (the “Trustee”), is the trustee of the Trust and has delegated substantially all responsibility for the management of the Trust’s business and affairs to the Managing Owner. The beneficial interest in the Trust (the “Units”) will be offered in one series (the “Series”), but the Trust may issue additional series of Units in the future. The Series will be offered in two or more classes. The assets of the Trust will be allocated to one or more different trading advisors (each a “Trading Advisor” and, collectively, the “Trading Advisors”). Each Trading Advisor is registered with the Commodity Futures Trading Commission (the “CFTC”) as a commodity trading advisor under the Commodity Exchange Act, as amended (the “CE Act”), and is a member of the National Futures Association (the “NFA”) in such capacity (or is otherwise exempt from such registration and/or membership). The Series of Units will be separately valued and its assets will be segregated from the assets of any other series. The Trust proposes to offer and to sell to Subscribers (as hereinafter defined) acceptable to the Managing Owner, the Units upon the terms and subject to the conditions set forth in the Second Amended and Restated Selling Agent Agreement, dated as of November 28, 2008, by and among Kenmar Securities Inc., a Delaware corporation, as selling agent, the Managing Owner and the Trust (the “Selling Agreement”) and the Confidential Private Placement Memorandum (the “Memorandum”). The Units are offered at the Net Asset Value per Unit (“Net Asset Value”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Memorandum. The Selling Agent shall be a selling agent for the Trust. Other selling agents (the “Correspondent Selling Agents”) may be selected by the Selling Agent with the consent of the Managing Owner in accordance with the terms of the Selling Agreement. You have been so selected by the Selling Agent and the Trust. We understand that you are willing to use your best efforts to market the Trust’s Units in accordance with the terms of this agreement (the “Agreement”).

The Trust desires to raise capital as herein provided by the sale of Units, the purchasers of which will become beneficiaries (“Unitholders”) of the Trust, and you hereby agree to use your best efforts to market the Units pursuant to the terms hereof. Accordingly, you (the “Correspondent Selling Agent”), the Selling Agent, the Managing Owner and the Trust, intending to be legally bound, hereby agree as follows.

Section 1. Representations and Warranties of the Managing Owner. The Managing Owner represents and warrants to the Correspondent Selling Agent as follows.

(a) The Memorandum was prepared in full conformity with the applicable requirements of the CE Act, and the rules, regulations and instructions promulgated under the CE Act, and the rules and regulations of the NFA, in the form heretofore delivered to the Selling Agent;

(b) The Memorandum contains all statements that are required to be made therein, conforms in all material respects to the requirements of the CE Act and the rules and regulations of the CFTC and the NFA, thereunder, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Trust or the Managing Owner by the Selling Agent, the Trustee, the Administrator, any commodity broker who has contracted to provide commodity brokerage services to the Trust (each, a “Commodity Broker”) or their respective agents or by or on behalf of any Trading Advisor or any other commodity trading advisor (an “Other Advisor”) engaged by the Managing Owner on behalf of the Trust for use therein.

(c) The certificate of trust (the “Certificate of Trust”) pursuant to which the Trust has been formed and the Third Amended and Restated Declaration of Trust and Trust Agreement of the Trust, as amended from time to time (the “Trust Agreement”), provide for the subscription and sale of the Units of the Trust; all action required to be taken by the Managing Owner and the Trust as a condition to the sale of the Units to qualified subscribers therefor has been taken; and, upon payment of the consideration therefor specified in all accepted Subscription Agreements and Powers of Attorney (“Subscription Agreement”), the Units will constitute valid units of beneficial interest of the Trust as to which the subscribers thereto will have the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware and will be Unitholders of the Trust entitled to all the applicable benefits under the Trust Agreement and the Delaware Act.

(d) The Trust is a statutory trust duly organized pursuant to the Delaware Act and is validly existing and in good standing under the laws of the State of Delaware with full power and authority to engage in the business to be conducted by it, as described in the Memorandum. The Trust is in good standing and qualified to do business in each jurisdiction in which such qualification is necessary in order to protect the limited liability of Unitholders and in which the nature or conduct of its business as described in the Memorandum requires such qualification and the failure to be so qualified would materially adversely affect its ability to perform its obligations under this Agreement and the Advisory Agreement (as defined below).

(e) The Managing Owner is, and will continue to be so long as it is the managing owner of the Trust, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business as described in the Memorandum requires such qualification and the failure to be so qualified would materially adversely affect the Trust’s or the Managing Owner’s ability to perform its obligations hereunder.

(f) The Trust and the Managing Owner each have full trust and corporate power and authority, as the case may be, under applicable law to perform its respective obligations under the Trust Agreement, the Advisory Agreements by and among each Trading Advisor, the Managing Owner on behalf of the Trust and the Managing Owner (the “Advisory Agreements”) (references in this Agreement to the Advisory Agreements intend, in respect of each Trading Advisor, to refer only to the Advisory Agreement to which such Trading Advisor is a party) and this Agreement, and to conduct its business as described in the Memorandum.

(g) Each of the Trust Agreement, the Selling Agreement, the Advisory Agreements and this Agreement has been duly and validly authorized, executed and delivered by the Managing Owner on behalf of the Trust and by the Managing Owner, and each constitutes a valid, binding and enforceable agreement of the Trust or such Series and the Managing Owner in accordance with its terms.

(h) The execution and delivery of the Trust Agreement, the Advisory Agreements and this Agreement, the incurrence of the obligations set forth therein and herein and the consummation of the transactions contemplated herein and in the Memorandum: (i) will not constitute a breach of, or default under, any instrument or agreement by which the Managing Owner, the Trust, or any of their property or assets is bound, or any statute, order, rule or regulation applicable to the Managing Owner or the Trust, of any court or any governmental body or administrative agency having jurisdiction over the Managing Owner or the Trust; (ii) will not result in the creation or imposition of any lien, charge or encumbrance on any property or assets of the Managing Owner or the Trust; (iii) will not give any party a right to terminate its obligations or result in the acceleration of any obligations under any material instrument or agreement by which the Managing Owner or the Trust, or any of their respective property or assets is bound; and (iv) will not result in any material liability (other than such as may be contemplated hereby and under the Agreements enumerated in this subparagraph) on the part of either the Managing Owner or the Trust.

(i) Except as otherwise disclosed in the Memorandum, there is not pending nor, to the best of the Managing Owner’s knowledge, threatened any action, suit or proceeding before or by any court or other governmental body to which the Managing Owner or the Trust is a party, or to which any of the assets of the Managing Owner or the Trust is subject, which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Managing Owner or the Trust or which is required to be disclosed in the Memorandum pursuant to the CE Act or the CFTC Regulations. The Managing Owner has not received any notice of an investigation or warning letter from the NFA or CFTC regarding non-compliance by the Managing Owner with the CE Act or the regulations thereunder.

(j) All authorizations, consents or orders of any court, or of any federal, state or other governmental or regulatory agency or body required for the authorization, issuance, offer and sale of the Units have been obtained.

(k) The Managing Owner and each of its principals and employees have, and will continue to have so long as it is the managing owner of the Trust, all federal and state governmental, regulatory, self-regulatory and commodity exchange approvals and licenses, and the Managing Owner (either on behalf of itself or its principals and employees) has effected all filings and registrations with federal and state governmental, regulatory or self-regulatory agencies required to conduct its business and to act as described in the Memorandum or required to perform its or their obligations as described under the Trust Agreement (including, without limitation, registration (i) as a commodity pool operator under the CE Act, and (ii) membership in the NFA as a “commodity pool operator,” and this Agreement and the performance of such obligations will not contravene or result in a breach of any provision of the Managing Owner’s certificate of incorporation, by-laws or any agreement, instrument, order, law or regulation binding upon it or any of its employees or principals.

(l) The Trust does not require any federal or state governmental, regulatory, self-regulatory or commodity exchange approvals or licenses, and the Trust need not effect any filings or registrations with any federal or state governmental agencies in order to conduct its business and to act as contemplated by the Memorandum and to issue and sell the Units (other than filings with the NFA pursuant to the CE Act).

(m) The Managing Owner has the financial resources necessary to meet its obligations to the Selling Agent hereunder.

(n) All of the information regarding the actual performance of the accounts of the Managing Owner and the Managing Owner’s principals set forth in the Memorandum is complete and accurate in all material respects and, except as disclosed in the Memorandum, is in accordance and compliance with the disclosure requirements under the CE Act and the CFTC Regulations as well as of the NFA.

(o) The Managing Owner acknowledges that the Correspondent Selling Agent’s customer lists constitute proprietary data belonging to the Correspondent Selling Agent, and the Managing Owner agrees that it will not disseminate any confidential information regarding any of the foregoing, except as required by law. Furthermore, the Managing Owner agrees that it will not independently solicit any client on the Correspondent Selling Agent’s customer lists, except as requested by the Correspondent Selling Agent in connection with soliciting investments in the Trust. The Managing Owner further agrees with the Selling Agent and the Correspondent Selling Agent that the Managing Owner will use its best efforts to keep the identity of the Correspondent Selling Agent, as well as the terms of this Agreement, confidential, except as otherwise required by law or otherwise made public by third parties without the negligence, misconduct or breach of the terms hereof by the Managing Owner.

(p) The Trust will not be required to register as an investment company under the Investment Company Act of 1940 in order to conduct its operations as described in the Memorandum.

Section 2. Offering and Sale of Units.

(a) The Correspondent Selling Agent is hereby appointed as a non-exclusive Correspondent Selling Agent of the Selling Agent during the term herein specified for the purpose of using its best efforts to identify acceptable subscribers for the Units. The Correspondent Selling Agent shall only approach a potential investor that it reasonably believes is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “1933 Act”). The Correspondent Selling Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts to find acceptable subscribers.

It is understood that the Correspondent Selling Agent’s agreement to use its best efforts to find acceptable subscribers for the Units shall not prevent it from acting as a selling agent or underwriter for the securities of other issuers, including affiliates, which may be offered or sold during the term hereof. The agency of the Correspondent Selling Agent hereunder shall continue until the expiration or termination of this Agreement, as provided herein, including such additional period as may be required to effect a final closing of the sale of the Units subscribed for through the Correspondent Selling Agent through the date of such termination.

Each subscriber shall be required to submit a minimum aggregate subscription of at least $25,000 ($10,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts). The minimum amount for additional subscriptions is $5,000, with Units being sold in fractions calculated to three decimal places.

All Correspondent Selling Agent branch offices will be required to forward acceptable subscription agreements from a subscriber for Units (each, a “Subscriber”) to the Managing Owner no later than 10:00 a.m., New York City time, on the fifth Business Day prior to the last business day of each month. The Managing Owner shall have sole responsibility for determining whether Subscribers are qualified to become Unitholders in the Trust and for accepting subscriptions and determining their validity. The Correspondent Selling Agent agrees to use its best efforts to cause Subscribers to prepare their subscriptions in proper form.

The Managing Owner will determine whether to accept or reject all subscriptions received and will do so within two (2) Business Days following receipt from the Selling Agent of a Subscription Agreement.

On each closing date, the acceptance, delivery, and receipt of subscriptions for Units will be subject to the terms and conditions set forth in this Agreement, including, but not limited to, (1) the payment of the full subscription price for Units and delivery of a properly completed Subscription Agreement by each Subscriber; (2) the fact that a new Subscriber’s subscription will not be final and binding until two (2) Business Days following the Subscriber’s delivery of his subscription documents to the Selling Agent (or an Additional Seller), and (3) compliance with Section 4 hereof.

The Correspondent Selling Agent agrees that it will not take any of the following action against the Trust: (1) seek a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Trust in an involuntary case or proceeding under the federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization, rehabilitation, liquidation or similar law or (B) adjudging the Trust a bankrupt or insolvent, or seeking reorganization, rehabilitation, liquidation, arrangement, adjustment or composition of or in respect of the Trust under the federal Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or of any substantial part of any of its properties, or ordering the winding up or liquidation of any of its affairs, (2) seek a petition for relief, reorganization or to take advantage of any law referred to in the preceding clause; or (3) file an involuntary petition for bankruptcy (collectively “Bankruptcy or Insolvency Action”).

In addition, the Correspondent Selling Agent agrees that for any obligations due and owing to it, the Correspondent Selling Agent will look solely and exclusively to the assets of the Trust or the Managing Owner, if it has liability in its capacity as Managing Owner, to satisfy its claims and will not seek to attach or otherwise assert a claim against the other assets of the Trust, whether or not there is a Bankruptcy or Insolvency Action taken. The parties agree that this provision will survive the termination of this Agreement, whether terminated in a Bankruptcy or Insolvency Action or otherwise.

This Agreement has been made and executed by and on behalf of the Trust and the Managing Owner and the obligations of the Trust and/or the Managing Owner set forth herein are not binding upon any of the Unitholders individually but are binding only upon the assets and property identified above and no resort shall be had to the assets of other Series issued by the Trust or the Unitholders’ personal property for the satisfaction of any obligation or claim hereunder.

The Correspondent Selling Agent shall maintain (i) a record of potential subscribers with whom the offering is discussed and (ii) a log of potential subscribers who are provided with the Memorandum and other offering materials. The log will use the numbering convention agreed to by the Correspondent Selling Agent and Managing Owner and will be provided to the Managing Owner upon request and, in any event, at least annually.

(b) Units in Class I. As compensation, the Correspondent Selling Agent shall receive from the Selling Agent with respect to the Trust a service fee equal to 2.0% of the subscription amount of each subscription of Units in Class I sold by it. After the expiration of twelve (12) months following the purchase of Class I Units, the Correspondent Selling Agent shall also receive monthly on-going trailing compensation in arrears equal to  1/12th of 2.0% (2.0% per annum) of the Net Asset Value per Unit of the outstanding Class I Units sold by the Correspondent Selling Agent on an on-going basis. Ongoing compensation will be paid within 30 days following the end of each calendar month for which such compensation is payable on the basis of the Units outstanding during each month. “Net Asset Value per Unit” for purposes of determining ongoing compensation, shall be calculated after reduction of all expenses of the Trust, including both accrued and unpaid expenses.

(c) Units in Class II. The Correspondent Selling Agent will not receive any service fees for any Class II Unit sold by it.

(d) The Correspondent Selling Agent must be either (i) a dealer who is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and which agrees, or (ii) a foreign bank, dealer or institution ineligible for membership in a registered securities association (within the meaning of FINRA Conduct Rule 2420) and agree that it will make no sales of Units within the United States, its territories or possessions or areas subject to its jurisdiction. In either case, the Correspondent Selling Agent represents and warrants that it is, and will remain at all times during which it acts in such capacity, in compliance with all applicable broker-dealer or similar registration requirements in the jurisdictions where the Units will be sold by the Correspondent Selling Agent.

(e) Notwithstanding anything to the contrary herein, in no event shall the Managing Owner or the Trust be obliged to accept any subscription for Units if to accept such subscription could reasonably be expected to (i) cause the assets of the Trust to be deemed to be the assets of any “employee benefit plan” as defined in and subject to the Employee Retirement

Income Security Act of 1974, as amended (“ERISA”), or “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or (2) result in a “prohibited transaction” under ERISA or Section 4975 of the Code.

(f) No selling commissions or ongoing compensation shall be paid on Units sold to the Managing Owner or any of its principals or affiliates.

(g) The Trust shall not in any respect be responsible for any selling commissions or ongoing compensation described herein. All such commissions and ongoing compensation are to be solely the responsibility of the Selling Agent.

Section 3. Compliance with General Laws.

(a) The Correspondent Selling Agent will use its best efforts to find eligible persons to purchase the Units on the terms stated herein and in the Memorandum. It is understood that the Correspondent Selling Agent has no commitment with regard to the sale of the Units other than to use its best efforts. In connection with the offer and sale of the Units, the Correspondent Selling Agent represents that it will comply fully with all applicable laws, and the rules and interpretations of FINRA, the SEC, the CFTC, state securities administrators and any other regulatory body. The Corresponding Selling Agent will not execute any sales of Units to an “employee benefit plan”, as defined in, and subject to the fiduciary responsibility provisions of, ERISA, a “plan”, as defined in and subject to Section 4975 of the Code or an entity that holds assets of any such employee benefit plan or plan (each such employee benefit plan or plan, a “Plan”, and each such entity, a “Plan Assets Entity”) if the Corresponding Selling Agent, any of its affiliates or any of their respective employees (a) has investment discretion with respect to the investment of the assets of such Plan or Plan Assets Entity, (b) has authority or responsibility to give or regularly gives investment advice with respect to the assets of such Plan or Plan Assets Entity, for a fee, and pursuant to an agreement or understanding that such advice will be based on the particular investment needs of the Plan, or (c) is an employer maintaining or contributing to such Plan or a Plan holding an interest in such Plan Assets Entity.

The Correspondent Selling Agent agrees not to recommend the purchase of Units to any subscriber unless the Correspondent Selling Agent shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber’s investment objectives, other investments, financial situation and needs, that the subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits of the Trust, including the tax benefits (if any) described in the Memorandum; the subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Trust; and the Units are otherwise a suitable investment for the subscriber. The Correspondent Selling Agent agrees to maintain such records as are required by the applicable rules of FINRA and the state securities commissions for purposes of determining investor suitability and its pre-existing relationship with such investor.

In connection with making the representations and warranties set forth in this paragraph, the Correspondent Selling Agent has not relied on inquiries made by or on behalf of any other parties.

The Correspondent Selling Agent agrees to inform all prospective purchasers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Memorandum.

(b) Subscription payments may be made by wire transfer or by authorizing the Correspondent Selling Agent to debit the subscriber’s customer securities account maintained with the Correspondent Selling Agent. Subscribers who do so must have their subscription payments in their accounts on the specified settlement date — subscribers to be notified of such dates by the Correspondent Selling Agent. Settlement of the payment for subscriptions will occur not later than five (5) business days following notification by the Managing Owner to the Correspondent Selling Agent of the acceptance of a particular subscription and not later than the termination of the offering of the Units. On each settlement date, subscribers’ customer securities accounts will be debited by the Correspondent Selling Agent in the amount of their subscriptions. The amount of the subscription payments so debited will be transmitted by such Correspondent Selling Agent directly to the Trust in the form of a Correspondent Selling Agent check or wire transfer made payable to the Trust. The Correspondent Selling Agent and the Managing Owner may make such other arrangements regarding the transmission of subscriptions as they may deem convenient or appropriate.

(c) The Correspondent Selling Agent represents, warrants and covenants that it: (1) maintains anti-money laundering policies and procedures that comply with the Bank Secrecy Act of 1970, as amended, and applicable federal anti-money laundering regulations, including policies and procedures to verify the identity of prospective Subscribers (“AML Laws, Regulations and Policies”); (2) complies with AML Laws, Regulations and Policies; (3) will promptly deliver to the Managing Owner, to the extent permitted by applicable law, notice of any AML Laws, Regulations and Policies violation, suspicious activity, suspicious activity investigation or filed suspicious activity report that relates to any prospective Subscriber for Units; and (4) will cooperate with the Managing Owner and Selling Agent and deliver information reasonably requested by the Managing Owner and Selling Agent concerning Subscribers that purchased Units sold by the Correspondent Selling Agent necessary for the Selling Agent, the Managing Owner or the Trust to comply with AML Laws, Regulations and Policies. The Correspondent Selling Agent represents and warrants that it is enforcing its anti-money laundering policies and procedures. The Correspondent Selling Agent shall deliver to Kenmar an annual certification in the form attached hereto at Exhibit A certifying its compliance as outlined in this Section 3(c) within thirty (30) days following the end of each calendar year.

(d) The Correspondent Selling Agent will not use any form of “general solicitation” or “general advertising” (within the meaning of Rule 502 of Regulation D under the 1933 Act) in making offers of Units, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

(e) The Correspondent Selling Agent has and shall maintain all licenses and registrations necessary under applicable federal and state laws, rules and regulations, including the rules and regulations of any self-regulatory organization with competent jurisdiction, to provide the services required to be provided by the Correspondent Selling Agent under this Agreement.

(f) The Managing Owner shall (i) effect the necessary filings on Form D under Regulation D under the 1933 Act and (ii) effect the necessary notice filings in each state in which the Units will be offered.

(g) Other than as set forth in Section 3(f), the Correspondent Selling Agent is and shall be responsible for compliance with all applicable laws, rules and regulations with respect to the offering and sale of the Units in any jurisdiction.

Section 4. Covenants of the Managing Owner.

(a) The Managing Owner shall notify the Correspondent Selling Agent immediately (i) when any amendment to the Memorandum shall have become effective or any supplement to the Memorandum is prepared, (ii) of any material criminal, civil or administrative or investigative proceedings against or involving the Managing Owner or the Trust, or (iii) of the issuance by the CFTC or NFA of any order suspending the effectiveness of the Memorandum, the registration or NFA membership of the Managing Owner as a “commodity pool operator,” or any order or decree enjoining the offering or the use of the then current Memorandum.

(b) The Managing Owner will deliver to the Selling Agent, for delivery to the Correspondent Selling Agent, such number of copies of the Memorandum as the Correspondent Selling Agent shall reasonably request.

(c) During the period when the Memorandum is required to be delivered, the Managing Owner and the Trust will comply with all requirements imposed upon them by the CE Act and the CFTC Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of the Units during such period in accordance with the provisions hereof and as set forth in the Memorandum.

(d) If any event shall occur as a result of which it is necessary, in the reasonable opinion of the Managing Owner, to amend or supplement the Memorandum (i) to make the Memorandum not materially misleading in the light of the circumstances existing at the time it is delivered to a subscriber, or (ii) to conform with applicable CFTC Regulations, the Managing Owner shall forthwith prepare and furnish to the Selling Agent, for delivery to the Correspondent Selling Agent, at the expense of the Managing Owner, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Memorandum which will amend or supplement the Memorandum so as to effect the necessary changes.

Section 5. Payment of Expenses and Fees. The Managing Owner will pay all expenses incident to the performance of the obligations of the Managing Owner and the Trust hereunder, including the printing and delivery to the Selling Agent, for delivery to the Correspondent Selling Agent, in quantities as hereinabove stated of copies of the Memorandum and any supplements or amendments thereto, and of any supplemental sales materials.

Section 6. Indemnification, Contribution and Exculpation. The Managing Owner agrees to indemnify and hold harmless the Selling Agent and the Correspondent Selling Agent and each person, if any, who controls the Selling Agent and the Correspondent Selling Agent within the meaning of Section 15 of the 1933 Act, as follows:

(a) against any and all loss, liability, claim, damage and expense whatsoever arising from any breach of any representation or warranty of the Managing Owner set forth herein or from any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Memorandum (or any amendment thereto) or in the Promotional Material or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(b) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body commenced or threatened, or of any claim whatsoever based upon any such breach, untrue statement or omission or any such alleged untrue statement or omission (any settlement to be subject to indemnity hereunder only if effected with the written consent of the Managing Owner); and

(c) against any and all expense whatsoever (including the fees and disbursements of counsel, but only of one counsel for the Selling Agent and one for all correspondent selling agents) reasonably incurred in investigating, preparing or defending against litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such material breach, untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (a) or (b) above.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to the Selling Agent or the Correspondent Selling Agent (or a controlling person of the Correspondent Selling Agent) in respect of any loss, liability, claim, damage or expense referred to herein, then the Managing Owner shall, in lieu of indemnifying the Selling Agent or the Correspondent Selling Agent (or a controlling person) contribute to the amount paid or payable by the Selling Agent or the Correspondent Selling Agent (or a controlling person) as a result of such loss, liability, claim, damage or expense, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Managing Owner on the one hand and by the Selling Agent and the Correspondent Selling Agent on the other from the offering of the Units by the Correspondent Selling Agent or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Managing Owner on the one hand and the Selling Agent and the Correspondent Selling Agent on the other with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Managing Owner on the one hand or the Selling Agent and the Correspondent Selling Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by the Selling Agent and the Correspondent Selling Agent as a result of the loss, liability, claim, damage or expense referred to above in this Section 6(d), shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such otherwise indemnified party (provided that only the legal costs of one counsel for the Selling Agent and one for all correspondent selling agents shall be included) in connection with investigating or defending any such action or claim.

In no case shall the Managing Owner be liable under this indemnity and contribution agreement with respect to any claim unless the Managing Owner shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure to so notify the Managing Owner shall not relieve the Managing Owner from any liability which it may have otherwise than on account of this indemnity and contribution agreement. The Managing Owner shall be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit so brought, which defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party (or party entitled to contribution hereunder) or parties, defendant or defendants therein.

The Managing Owner agrees to notify the Selling Agent within a reasonable time of the assertion of any claim in connection with the sale of the Units against it or any of its officers or directors or any person who controls the Managing Owner within the meaning of Section 15 of the 1933 Act.

Section 7. Consent. Each of the Managing Owner and the Correspondent Selling Agent agree and consent (the “Consent”) to look solely to each series that is being offered pursuant to this Agreement (the “Contracting Series”) and the assets (the “Contracting Series Assets”) of the Contracting Series and to the Managing Owner and its assets for payment. The Contracting Series Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Series, including, without limitation, funds delivered to the Trust for the purchase of interests in a series. In furtherance of the Consent, each of the Managing Owner and the Correspondent Selling Agent agree that any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, “Claims”) incurred, contracted for or otherwise existing arising from, related to or in connection with the Trust and its assets and the Contracting Series and the Contracting Series Assets, shall be subject to the following limitations:

(a) Subordination of certain claims and rights. (1) except as set forth below, the Claims, if any, of the Managing Owner or the Correspondent Selling Agent (the “Subordinated Claims”) shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the Claims of each of the Managing Owner and the Correspondent Selling Agent (if any) against the Contracting Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or the Correspondent Selling Agent, if any, against the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Contracting Series and (2) the Managing Owner or the Correspondent Selling Agent will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

(b) The Claims of each of the Managing Owner and the Correspondent Selling Agent with respect to the Contracting Series shall only be asserted and enforceable against the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;

(c) If the Claims of the Managing Owner or the Correspondent Selling Agent against the Contracting Series or the Trust are secured in whole or in part, each of the Managing Owner and the Correspondent Selling Agent hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. S 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any series (other than the Contracting Series), as the case may be;

(d) In furtherance of the foregoing, if and to the extent that the Managing Owner and the Correspondent Selling Agent receives monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, the Managing Owner and the Correspondent Selling Agent shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(e) The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

Section 8. Status of Parties. In marketing Units pursuant to this Agreement for the Trust, the Selling Agent and the Correspondent Selling Agent are acting solely as agents for the Trust, and not as principals. The Correspondent Selling Agent will use its best efforts to assist the Trust in obtaining performance by each purchaser solicited by the Correspondent Selling Agent whose offer to purchase Units from the Trust has been accepted on behalf of the Trust, but neither the Selling Agent nor the Correspondent Selling Agent shall have any liability to the Trust in the event that Subscription Agreements are improperly completed or any such purchase is not consummated for any reason. Except as specifically provided herein, neither the Selling Agent nor the Correspondent Selling Agent shall in any respect be deemed to be an agent of the Trust.

Section 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of any party hereto submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Selling Agent, the Correspondent Selling Agent, the Managing Owner, the Trust, or any person who controls any of the foregoing, and shall survive the Closing Times (as defined in the Memorandum).

Section 10. Termination. Either party to this agreement shall have the right to terminate its participation under this Agreement at any time upon fifteen (15) business days’ prior written notice to the other party.

Section 11. Survival. Irrespective of the expiration and termination of this Agreement, Sections 2, 4, 5 and 6 hereof shall survive and all applicable provisions of this Agreement with respect to outstanding Units.

Section 12. Notices and Authority to Act. All communications hereunder shall be in writing and, if sent to the Managing Owner, the Trust or the Selling Agent, shall be mailed, delivered or telecopied and confirmed to the Managing Owner at: Preferred Investment Solutions Corp., 900 King Street, Suite 100, Rye Brook, New York 10573, Attn: General Counsel; and Mr.

Timothy P. Selby, Alston & Bird LLP, 90 Park Avenue, New York, NY 10016. Notices shall be effective when actually received. If sent to the Correspondent Selling Agent, shall be mailed, delivered or telecopied and confirmed to it at [Name, Address], Attn: [Name], with copies to [Name, Address], Attn: [Name]. Notices shall be effective when actually received.

Section 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Correspondent Selling Agent, the Trust, the Managing Owner and such parties’ respective successors to the extent provided herein. This Agreement and the conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and their respective successors, assigns and controlling persons and parties indemnified hereunder, and for the benefit of no other person, firm or corporation. No purchaser of a Unit shall be considered to be a successor or an assignee solely on the basis of such purchase.

Section 14. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES CREATED HEREBY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 15. Consent to Jurisdiction. The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the County of New York, and State of New York. Accordingly, the parties hereto consent and submit to the jurisdiction of the federal and state courts and applicable arbitral body located within the County of New York, and State of New York. The parties further agree that any such action or proceeding brought by any party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the federal or state courts, or if appropriate, before any applicable arbitral body, located within the County of New York, and State of New York.

The Managing Owner and the Trust each agree that, at the request of the Selling Agent, they will submit any action or proceeding referred to in this Section 17 to NFA arbitration in the County of New York and State of New York, and agree to execute and deliver to the Selling Agent its standard form of arbitration agreement, as required by NFA regulations.

Section 16. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and both of which together shall be deemed one and the same instrument.

Section 17. Series Disclaimer and Acknowledgment. The parties hereto acknowledge and agree that the Trust is organized in series pursuant to Sections 3804(a) and 3806(b)(2) of the Delaware Act. As such, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each series of the Trust shall be enforceable against the assets of such series of the Trust only, and not against the assets of the Trust generally or the assets of any other series of the Trust or against the Trustee of the Trust. There may be several series of the Trust created pursuant to the Declaration of Trust and Trust Agreement of the Trust.

[Remainder of page left blank intentionally]

If the foregoing is in accordance with each party’s understanding of their agreement, each party is requested to sign and return to the Managing Owner and the Trust a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among them in accordance with its terms.

Very truly yours,

WORLD MONITOR TRUST III — SERIES J

	By:	PREFERRED INVESTMENT SOLUTIONS CORP., as sole Managing Owner

By:
	Name:	Esther E. Goodman
	Title:	Chief Operating Officer and Senior Executive Vice President

PREFERRED INVESTMENT SOLUTIONS CORP.

By:
	Name:	Esther E. Goodman
	Title:	Chief Operating Officer and Senior Executive Vice President

KENMAR SECURITIES INC.

By:
	Name:	Braxton Glasgow III
	Title:	Chief Executive Officer

Confirmed and accepted as of the date first above written:

[CORRESPONDENT SELLING AGENT]

By:
Name:
Title:

Appendix A

[TO BE PLACED ON CORRESPONDENT SELLING AGENT’S LETTERHEAD]

Annual Certification for the year ending December 31, 20__

Provisions Related to [Correspondent Selling Agent’s] Anti-Money Laundering Program

[Correspondent Selling Agent] has adopted and implemented anti-money laundering policies, procedures and controls that comply and will continue to comply in all respects with the requirements of applicable anti-money laundering laws and regulations in the United States.

[Correspondent Selling Agent] strictly adheres to, and will at all times during its relationship with World Monitor Trust III strictly adhere to, its anti-money laundering policies, procedures and controls.

Representations made by and attested to by:

[CORRESPONDENT SELLING AGENT]

Name:	Date
Title